SUBSIDIARIES OF THE REGISTRANT
CINCINNATI MILACRON INC.

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                                                                         Date
                                                                  Incorporated
                                             Incorporated         or (if later)   Percentage
                                           State or Country       Date Acquired      Owned
                                           ----------------       -------------   ----------

CINCINNATI MILACRON INC.                   Delaware(Registrant)       1983

 Cincinnati Milacron Assurance Ltd.        Bermuda                    1977           100%

 Cincinnati Milacron B.V.                  The Netherlands            1952           100%
  Cimcool Europe B.V.                      The Netherlands            1989           100%
     Cincinnati Milacron Holding
      Gesellschaft mbH                     Austria                    1970           100%
        Cincinnati Milacron Austria
          Gesellschaft mbH                 Austria                    1976           100%
  Cincinnati Milacron
   Kunststoffmaschinen Europa GmbH         Germany                    1990           100%
     Ferromatik Milacron
      Maschinenbau GmbH                    Germany                    1993           100%
        Ferromatik Milacron S.A.           France                     1993           100%
        Ferromatik Milacron
          Benelux B.V.                     The Netherlands            1993           100%
        Ferromatik Milacron S.A.           Spain                      1993           100%
        Ferromatik Milacron Ltd.           England                    1993           100%
        Ferromatik Milacron                South Africa               1993           100%
     Widia GmbH                            Germany                    1995           100%
      Widia-Valenite France S.A.           France                     1995           100%
      Widia-Valenite U.K. Ltd.             England                    1995           100%
      Widia-Valenite Italia S.p.A.         Italy                      1995           100%
      Widia-Valenite Iberica S.L.          Spain                      1995           100%
      Herko Vitoria S.A.                   Spain                      1995           100%
      Widia Vertriebsgesellschaft mbH      Austria                    1995           100%
      Meturit A.G.                         Switzerland                1995           100%
        Widia India Ltd.                   India                      1995            51%
     DME Normalien GmbH                    Germany                    1996           100%
      DME France SARL                      France                     1996           100%
     D-M-E Belgium N.V.                    Belgium                    1996           100%
  Cimcool Industrial Products B.V.         The Netherlands            1960           100%
  Expulsores Girona SL                     Spain                      1997           100%
  Widia Nederland B.V.                     The Netherlands            1995           100%

 Cincinnati Milacron Foreign
  Sales Corp.                              Barbados                   1996           100%

 Cincinnati Milacron-Holdings Mexico
  S.A. de C.V.                             Mexico                     1992           100%
  Cincinnati Milacron-Mexican Sales
   S.A. de C.V.                            Mexico                     1993           100%

 Cincinnati Milacron Marketing Company     Ohio                       1931           100%
  Cincinnati Milacron Commercial
   Corp.                                   Delaware                   1993           100%
  Cincinnati Milacron International
   Marketing Company                       Delaware                   1966           100%
  Cincinnati Milacron-Korea Corporation    Korea                      1992           100%
  Cincinnati Milacron Private Ltd.         India                      1995            51%

 Cincinnati Milacron Resin
  Abrasives Inc.                           Delaware                   1991           100%

 Cincinnati Milacron S.r.l.                Italy                      1966           100%

 Cincinnati Milacron U.K. Ltd.             England                    1996           100%

 D-M-E Company                             Delaware                   1996           100%
  D-M-E UK Limited                         England                    1996           100%
  VSI International N.V.                   Belgium                    1996           100%
  D-M-E of Canada Limited                  Canada                     1996           100%
   450500 Ontario Limited                  Canada                     1996           100%
  BOE Inc.                                 California                 1996           100%
  Japan D-M-E Corporation                  Japan                      1996            51%

 Immediate Services, Inc.                  Delaware                   1997           100%

 The Factory Power Company                 Ohio                       1907          82.2%

 Valenite Inc.                             Delaware                   1993           100%
  Valenite-Modco International Inc.        Michigan                   1993           100%
   Valenite-Widia Japan Inc.               Japan                      1993           100%
  Valenite-Modco Pte, Ltd.                 Michigan                   1993           100%
  Vizzolo-Predabissi
   Engineering S.R.l.                      Italy                      1993           100%
  Valenite-Modco Limited                   Canada                     1993           100%
   Cincinnati Milacron
     Canada, Inc.                          Canada                     1996           100%
  Valenite de Mexico, S.A. de C.V.         Mexico                     1993           100%
  Valenite-Widia Korea Inc.                Korea                      1993           100%
  Talbot Holdings, Ltd.                    Delaware                   1995           100%
   Weldon Tool Company                     Ohio                       1995           100%
   Brubaker Tool Corporation               New York                   1995           100%
   Fastcut Tool Corporation                Delaware                   1995           100%
   New England Tap Corporation             Pennsylvania               1995           100%
   Minnesota Twist Drill, Inc.             Minnesota                  1997           100%
   Data Flute, CNC, Inc.                   Massachusetts              1997           100%


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